Exhibit 99.1

April 13, 2006

FOR IMMEDIATE RELEASE

PLIANT REPORTS STRONG 1ST QUARTER RESULTS

Schaumburg, IL - Pliant Corporation today reported record first quarter sales of $298 million. This represents a 13% increase over the first quarter of 2005 with each division of the company reporting increased sales. The company grew sales in the US, Canada, Mexico, Germany and Australia. Included in this sales growth was a 1.3% increase in volume, measured in pounds.

EBITDA(R)

Preliminary EBITDA(R) results are $24.0 million. This represents a 10% increase over the first quarter of 2005. This is also a sequential increase of $0.5 million versus the 4th quarter of 2005. The company remains focused on growing EBITDA(R) via accretive sales growth, lean business practices, cost reduction and innovation. EBITDA(R) is defined as EBITDA with the company’s financial restructuring expenses added back. These restructuring expenses are mostly legal fees and financial advisor fees.

Cashflow and Liquidity

The company had $19.8 million of cash on hand at the end of the quarter, which exceeded its forecast by ~$1.4 million. Additionally, the company has a still-unused DIP financing facility that can provide up to approximately $69 million of additional liquidity. The company has yet to need or use its DIP financing facility. The company also continued its capex investment program in the quarter and initiated an expansion of the company’s operations in Germany.

Resin base prices have declined steadily for the last 4 months and this is freeing up even further additional liquidity in the company’s working capital accounts.

Chapter 11 Financial Restructuring Process

The company’s financial restructuring program is underway and on-track. The company expects its proposed plan of reorganization to be confirmed in the second quarter.

Exit Financing Proposals

The company has had a strong response to its request for formal proposals for exit financing packages. Most of the responses have been proposals that provide for maximum availability of $170 million or higher. These proposals exceed the $140 million of maximum availability under our pre-petition revolving credit facility. The company expects to obtain an excellent financial package from a premier financial institution that will meet or exceed its expected liquidity needs upon emergence from bankruptcy and beyond.

Restoration of Trade Credit

The company is working toward re-instatement of normal trade credit terms. This is a gradual process and the company believes that it is on-track to achieve its goals by emergence.

Resin & Materials

Polyethylene prices have declined for 4 months in a row. Prices have dropped 16 cents per pound over the last 4 months and the outlook is for further declines. The resin supply market is ample and the company is in the middle of a comprehensive restructuring of its purchases. The company had record purchases of resin from the Middle East, the Far East, Europe and the secondary market in the first quarter. The company has firm plans to aggressively diversify its supplier base and to restrict purchased materials to provided credit limits. In addition, we have continued our excellent progress in the area of waste reduction which lowers our net material costs and we had significant improvements in both gross waste rates and net waste rates in the 1st quarter of 2006 versus the 1st quarter of 2005.

Innovation

Pliant continued its focus on innovation programs in the 1st quarter of 2006 with the implementation and scale up of several new product and process platforms.  We are in the final qualification stages at several customers in the Personal Care and Medical market areas addressing specific form/fit and comfort needs for these markets. In the 1st quarter,  ~$1 million of new process technology was installed that is specifically targeted at new Barrier Film product offerings. We are currently scaling up with several customers on these products and technologies. To continue our focus on new packaging innovations and technologies in 2006 and beyond, we have announced and funded a major expansion of our Chippewa Falls R&D center.  The expansion will be complete in the latter part of 2006 and will house new and existing pilot equipment in support of Pliant’s internal product development as well as our Government funded R&D packaging programs.

Packaging Awards

Pliant won 2 Silver Awards from the Flexible Packaging Association in the 1st quarter. These awards honor innovative advancements in flexible packaging and Pliant’s awards were for a new Institutional Fry Bag film and a new Cracker Slug Wrap film. We are proud of these recognitions and continually strive for breakthroughs from our innovation programs.

Conclusion

Harold Bevis, President and CEO of Pliant Corporation said, “We were pleased with our performance in the 1st quarter. We have approved our next round of capital spending, customer investment programs and innovation investments. We remain firmly committed to our strategically sound business plan built on accretive sales growth, lean business practices, cost reduction and innovation.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s projection of future operating trends, are based upon current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but they may not be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release are described in our annual report on Form 10-K for the year ended December 31, 2005. Such risks, uncertainties and other important factors include, among others:

•                  general economic and business conditions, particularly an economic downturn;

•                  inability to conclude our financial restructuring;

•                  continuing losses and charges against earnings resulting from restructurings or the impairment of assets;

•                  industry trends;

•                  risks of high leverage and any increases in our leverage;

•                  interest rate increases;

•                  changes in our ownership structure;

•                  cost and availability of raw materials, particularly resin;

•                  the timing and extent to which we pass through resin cost changes to our customers;

•                  competition;

•                  the loss of any of our major customers;

•                  changes in demand for our products;

•                  new technologies

•                  changes in distribution channels or competitive conditions in the markets or countries where we operate;

•                  costs and/or complications of integrating any future acquisitions;

•                  loss of our intellectual property rights;

•                  foreign currency fluctuations and devaluations and political instability in our foreign markets;

•                  changes in our business strategy or development plans;

•                  availability, terms and deployment of capital;

•                  labor relations and work stoppages;

•                  availability of qualified personnel; and

•                  increases in the cost of compliance with laws and regulations, including environmental laws and regulations.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release. We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 24 manufacturing and research and development facilities around the world and employs approximately 3,025 people.

CONTACT:

Chris Sbertoli

Phone:  847-969-3348

Email:  chris.sbertoli@pliantcorp.com

Company Web Site:  www.pliantcorp.com